                                                                     EXHIBIT 4.2

                    [FORM OF SENIOR SECURED CONVERTIBLE NOTE]

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE
NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE
SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED
OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR
THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION
OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED
UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID
ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION
WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED
BY THE SECURITIES. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS
OF THIS NOTE, INCLUDING SECTIONS 3(C)(III) AND 20(A) HEREOF. THE HOLDER OF THIS
NOTE AGREES TO THE TERMS AND PROVISIONS SET FORTH IN SECTION 4(H) OF THE
AMENDMENT, EXCHANGE AND PURCHASE AGREEMENT REGARDING THE COLLATERAL AGENT (AS
DEFINED IN THE AMENDMENT, EXCHANGE AND PURCHASE AGREEMENT). THE PRINCIPAL AMOUNT
REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON
CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF
PURSUANT TO SECTION 3(C)(III) OF THIS NOTE.

                            INKSURE TECHNOLOGIES INC.

                         SENIOR SECURED CONVERTIBLE NOTE

Issuance Date: April 8, 2008      Original Principal Amount: U.S. $[___________]

     FOR VALUE RECEIVED, InkSure Technologies Inc., a Delaware corporation (the
"COMPANY"), hereby promises to pay to [SMITHFIELD FIDUCIARY LLC][OTHER BUYERS]
or registered assigns ("HOLDER") the amount set out above as the Original
Principal Amount (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the "PRINCIPAL") when due, whether upon the
Maturity Date (as defined below), acceleration, redemption or otherwise (in each case in accordance with the terms hereof) and to pay interest ("INTEREST") on any outstanding Principal at a rate equal to six percent (6.0%) per annum (the
"INTEREST RATE"), from the date set out above as the Issuance Date (the
"ISSUANCE DATE") until the same becomes due and payable, whether upon an
Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case in accordance with the terms hereof). This
Senior Secured Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof, this "NOTE") is one of an issue of
Senior Secured Convertible Notes (collectively, the "NOTES" and such other
Senior Secured Convertible Notes, the "OTHER NOTES") issued pursuant to the
Amendment, Exchange and Purchase Agreement (as defined below). Certain capitalized terms are defined in Section 30.

     (1) MATURITY. On the Maturity Date, the Holder shall surrender this Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The "MATURITY DATE" shall be September 30,
2010, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing or any event shall have occurred and be continuing which with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5) is delivered prior to the Maturity Date.

     (2) INTEREST; INTEREST RATE. Interest on this Note shall commence accruing on the Issuance Date and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on the last day of each
Calendar Quarter during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an "INTEREST DATE") with the first
Interest Date being June 30, 2008. Interest shall be payable on each Interest
Date in cash. Prior to the payment of Interest on an Interest Date, Interest on this Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount in accordance with Section 3(b)(i).
From and after the occurrence of an Event of Default, the Interest Rate shall be increased to twelve percent (12.0%). In the event that such Event of Default is subsequently cured, the adjustment referred to in the preceding sentence shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of
Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

     (3) CONVERSION OF NOTES. This Note shall be convertible into shares of common stock of the Company, par value $0.01 per share (the "COMMON STOCK"), on the terms and conditions set forth in this Section 3.

          (a) CONVERSION RIGHT. Subject to the provisions of Section 3(d), at any time or times on or after the Issuance Date, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion
     Amount (as defined below) into fully paid and nonassessable shares of
     Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of
     Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up to the nearest whole share. The
     Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of any Conversion
     Amount.

          (b) CONVERSION RATE. The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion
     Price (the "CONVERSION RATE").

                                     - 2 -

               (i) "CONVERSION AMOUNT" means the sum of (A) the portion of the
          Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

               (ii) "CONVERSION PRICE" means, as of any Conversion Date (as defined below) or other date of determination, $0.60, subject to adjustment as provided herein.

          (c) MECHANICS OF CONVERSION.

               (i) OPTIONAL CONVERSION. To convert (an "OPTIONAL CONVERSION")
          any Conversion Amount into shares of Common Stock on any date (a
          "CONVERSION DATE"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York
          Time, on such date, a copy of an executed notice of conversion in the form attached hereto as EXHIBIT I (the "CONVERSION NOTICE") to the
          Company and (B) if required by Section 3(c)(iii), surrender this Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction).
          On or before the first (1st) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the
          Holder and the Company's transfer agent (the "TRANSFER AGENT"). On or before the second (2nd) Business Day following the date of receipt of a Conversion Notice (the "SHARE DELIVERY DATE"), the Company shall (A)
          (X) provided the Transfer Agent is participating in the Depository
          Trust Company ("DTC") Fast Automated Securities Transfer Program and
          the shares of Common Stock issuable upon conversion are registered for resale or are exempt from registration, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the
          Holder's or its designee's balance account with DTC through its
          Deposit Withdrawal Agent Commission system or (Y) if the Transfer
          Agent is not participating in the DTC Fast Automated Securities
          Transfer Program, issue and deliver to the address as specified in the
          Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the
          Holder shall be entitled and (B) pay to the Holder in cash an amount equal to the applicable Pro Rata Amount for the Holder that is released from the Cash Collateral Account in connection with such conversion. If this Note is physically surrendered for conversion as required by Section 3(c)(iii) and the outstanding Principal of this
          Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Note and at its own expense, issue and deliver to the holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of
          Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of
          Common Stock on the Conversion Date.

                                     - 3 -

               (ii) COMPANY'S FAILURE TO TIMELY CONVERT. If the Company shall fail to issue a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon conversion of any Conversion Amount on or prior to the date which is five (5) Business Days after the
          Conversion Date (a "CONVERSION FAILURE"), then (A) the Company shall pay damages to the Holder for each date of such Conversion Failure in an amount equal to 1.0% (the "INITIAL PENALTY") of the product of (I)
          the sum of the number of shares of Common Stock not issued to the
          Holder on or prior to the Share Delivery Date and to which the Holder is entitled, and (II) the Closing Sale Price of the Common Stock on
          the Share Delivery Date and (B) the Holder, upon written notice to the
          Company, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any portion of this Note that has not been converted pursuant to such Conversion Notice; PROVIDED that the voiding of a Conversion Notice shall not affect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to this Section 3(c)(ii) or otherwise. In addition to the foregoing, if within three (3) Trading Days after the
          Company's receipt of the facsimile copy of a Conversion Notice the
          Company shall fail to issue and deliver a certificate to the Holder or credit the Holder's balance account with DTC for the number of shares of Common Stock to which the Holder is entitled upon such holder's conversion of any Conversion Amount, and if on or after such Trading
          Day the Holder purchases (in an open market transaction or otherwise)
          Common Stock to deliver in satisfaction of a sale by the Holder of
          Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "BUY-IN"), then the Company shall, within three (3) Business Days (or ten (10) Business Days if the failure to deliver Common Stock is due to a Force Majeure Event) after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the shares of
          Common Stock so purchased (the "BUY-IN PRICE"), at which point the
          Company's obligation to deliver such certificate (and to issue such
          Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date. Notwithstanding the foregoing, the Company shall not be required to pay the Initial Penalty in the event that a
          Conversion Failure is caused, directly or indirectly, by acts of God, acts of the public enemy, acts of any governmental body in its sovereign or contractual capacity, fires, floods, epidemics, strikes, labor disputes, inability to obtain labor, material, equipment or transportation, freight embargoes, sabotage, civil disturbances, any outbreak, attack or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or
          international calamity or crisis or change in economic, financial or political conditions, including changes on the financial markets of the United States or Israel (any of the foregoing, a "FORCE MAJEURE
          EVENT").

               (iii) REGISTRATION; BOOK-ENTRY. The Company shall maintain a register (the "Register") for the recordation of the names and addresses of the holders of each Note and the principal amount of the
          Notes held by such holders (the "Registered Notes"). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a
          Note for all purposes, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 20. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless (A) the full Conversion Amount represented by this Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice)
          requesting physical surrender and reissue of this Note. The Holder and the Company shall maintain records showing the Principal, Interest and
          Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the
          Company, so as not to require physical surrender of this Note upon conversion.

                                     - 4 -

               (iv) PRO RATA CONVERSION; DISPUTES. In the event that the Company receives a Conversion Notice from more than one holder of Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Notes submitted for conversion, the
          Company, subject to Section 3(d), shall convert from each holder of
          Notes electing to have Notes converted on such date a pro rata amount of such holder's portion of its Notes submitted for conversion based on the principal amount of Notes submitted for conversion on such date by such holder relative to the aggregate principal amount of all Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 25.

          (d) LIMITATIONS ON CONVERSIONS. The Company shall not effect any conversion of this Note, and the Holder of this Note shall not have the right to convert any portion of this Note pursuant to Section 3(a), to the extent that after giving effect to such conversion, the Holder (together with the Holder's affiliates) would beneficially own in excess of 4.99%
     (the "MAXIMUM PERCENTAGE") of the number of shares of Common Stock outstanding immediately after giving effect to such conversion. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of this Note with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) conversion of the remaining, nonconverted portion of this Note beneficially owned by the Holder or any of its affiliates and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company beneficially owned by the Holder or any of its affiliates (including, without limitation, any Other Notes or warrants)
     subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this Section 3(d)(i), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of this Section 3(d)(i), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the
     Company's most recent Form 10-KSB, Form 10-K, Form 10-QSB, Form 10-Q or
     Form 8-K, as the case may be (y) a more recent public announcement by the
     Company or (z) any other notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of the Holder, the
     Company shall within three (3) Business Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the
     Company, including this Note, by the Holder or its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may increase or decrease the Maximum Percentage to any other percentage not in excess of
     9.99% specified in such notice; provided that (i) any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company, and (ii) any such increase or decrease will apply only to the Holder and not to any other holder of Notes.

                                     - 5 -

     (4) RIGHTS UPON EVENT OF DEFAULT.

          (a) EVENT OF DEFAULT. Each of the following events shall constitute an
     "EVENT OF DEFAULT":

               (i) the suspension from trading or failure of the Common Stock to be listed on the Principal Market or on an Eligible Market for a
          period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period;

               (ii) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten
          (10) Business Days after the applicable Conversion Date or (B) notice, written or oral, to any holder of the Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Notes into shares of Common Stock that is tendered in accordance with the provisions of the Notes;

               (iii) at any time following the tenth (10th) consecutive Business
          Day that the Holder's Authorized Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Note
          (without regard to any limitations on conversion set forth in Section
          3(d) or otherwise);

               (iv) the Company's failure to pay to the Holder any amount of
          Principal, Interest, Late Charges or other amounts when and as due under this Note or any other Transaction Document (as defined in the
          Securities Purchase Agreement), except, in the case of a failure to pay Interest and Late Charges when and as due, in which case only if such failure continues for a period of (A) at least three (3) Business
          Days with respect to Interest and (B) at least ten (10) Business Days with respect to Late Charges;

               (v) (A) any payment default under any Indebtedness (as defined in
          Section 3(s) of the Securities Purchase Agreement) of the Company or
          any of its Subsidiaries (as defined in Section 3(a) of the Securities
          Purchase Agreement) having an aggregate principal amount equal to or greater than $500,000, (B) any default (other than a payment default)
          occurs under any Indebtedness of the Company or any of its
          Subsidiaries having an aggregate principal amount equal to or greater than $500,000 that results in the redemption of or acceleration prior to maturity of such Indebtedness, in each case other than with respect to any Other Notes;

                                     - 6 -

               (vi) the Company or any of its Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively,
          "BANKRUPTCY LAW"), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C)
          consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a "CUSTODIAN"), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

               (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against the Company or any of its Subsidiaries in an involuntary case, (B) appoints a
          Custodian of the Company or any of its Subsidiaries or (C) orders the liquidation of the Company or any of its Subsidiaries;

               (viii) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within ninety
          (90) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within ninety (90) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

               (ix) the Company breaches, in any material respect, any
          representation, warranty, covenant or other term or condition of any
          Transaction Document, except, in the case of a breach of a covenant which is curable, only if such breach continues for a period of at least twenty (20) consecutive Business Days;

               (x) (A) any breach or failure in any respect to comply with
          Section 16 of this Note, (B) the failure to deliver the Cash
          Collateral Release Notice in accordance with Section 4(g)(ii)(1), (3),
          (4), (5) or (6) of the Amendment, Exchange and Purchase Agreements or
          (C) a Public Information Failure (as defined in the Amendment and
          Exchange Agreements); or

               (xi) any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

          (b) REDEMPTION RIGHT. Promptly after the occurrence of an Event of
     Default with respect to this Note or any Other Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an
     "EVENT OF DEFAULT NOTICE") to the Holder. At any time during the period commencing after the earlier of the Holder's receipt of an Event of Default
     Notice and the Holder becoming aware of an Event of Default and ending forty-five (45) days after such applicable Event of Default, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the "EVENT OF DEFAULT REDEMPTION NOTICE") to the
     Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem. Each portion of this
     Note subject to redemption by the Company pursuant to this Section 4(b)
     shall be redeemed by the Company at a price equal to the product of (i) the
     Conversion Amount to be redeemed and (ii) the Redemption Premium (the
     "EVENT OF DEFAULT REDEMPTION PRICE"). Redemptions required by this Section
     4(b) shall be made in accordance with the provisions of Section 13. To the extent redemptions required by this Section 4(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the
     Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 4(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any
     Redemption Premium due under this Section 4(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

                                     - 7 -

     (5) RIGHTS UPON FUNDAMENTAL TRANSACTION, CHANGE OF CONTROL AND INK BUSINESS
SALE.

          (a) ASSUMPTION. The Company shall not enter into or be party to a
     Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Note and the other
     Transaction Documents in accordance with the provisions of this Section
     5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Notes in exchange for such Notes a security of the Successor
     Entity evidenced by a written instrument substantially similar in form and substance to the Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Notes held by such holder and having similar ranking to the
     Notes, and satisfactory to the Required Holders and (ii) other than in connection with a Cash Transaction, the Successor Entity (including its
     Parent Entity) is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market (a "PUBLIC SUCCESSOR
     ENTITY"). Upon the occurrence of any Fundamental Transaction, the Successor
     Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Note with the same effect as if such
     Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the
     Holder confirmation that there shall be issued upon conversion or redemption of this Note at any time after the consummation of the
     Fundamental Transaction, in lieu of the shares of the Company's Common
     Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Notes prior to such Fundamental
     Transaction, such shares of the publicly traded common stock (or its equivalent) of the Successor Entity (including its Parent Entity), as adjusted in accordance with the provisions of this Note. The provisions of this Section shall apply similarly and equally to successive Fundamental
     Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Note.

                                     - 8 -

          (b) REDEMPTION RIGHT. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a "CHANGE OF CONTROL NOTICE"). At any time during the period beginning after the Holder's receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10)
     days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof ("CHANGE OF CONTROL REDEMPTION NOTICE") to the Company,
     which Change of Control Redemption Notice shall indicate the Conversion
     Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price equal to 125% of the Conversion Amount being redeemed (the
     "CHANGE OF CONTROL REDEMPTION PRICE"). Notwithstanding anything to the contrary in this Section 5(b), but subject to Section 3(d), until the
     Change of Control Redemption Price is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3.
     Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 13 and shall have priority to payments to shareholders in connection with a Change of Control. To the extent redemptions required by this Section 5(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the
     Company, such redemptions shall be deemed to be voluntary prepayments. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 5(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any
     Change of Control redemption premium due under this Section 5(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

          (c) REDEMPTION AT THE COMPANY'S ELECTION UPON CASH TRANSACTION. In
     connection with a pending, proposed or intended Cash Transaction, the
     Company shall have the right, in its sole discretion, to require that all, but not less than all, of the outstanding Notes be redeemed (a "CASH
     TRANSACTION REDEMPTION ELECTION") at a price equal to the sum of (i) the
     Change of Control Redemption Price, (ii) an amount equal to the applicable
     Pro Rata Amount that is released from the Cash Collateral Account for the
     Holder in connection with such redemption, (iii) to the extent in excess of such Pro Rata Amount, the amount of any accrued but unpaid Interest on such
     Principal amount being redeemed through the Cash Transaction Election
     Redemption Date plus (iv) accrued and unpaid Late Charges, if any, with respect to such Principal amount and Interest through the Cash Transaction
     Election Redemption Date (such price in connection with a Cash Transaction
     Redemption Election, the "CASH TRANSACTION REDEMPTION PRICE"). The Company
     shall exercise its right to make a Cash Transaction Redemption Election by providing each holder of Notes written notice (the "CASH TRANSACTION
     REDEMPTION NOTICE") by facsimile and overnight courier, concurrently with the public disclosure of a proposed, pending or intended Cash Transaction and at least ten (10) Trading Days prior to the date of consummation of the
     Cash Transaction (the "CASH TRANSACTION ELECTION REDEMPTION DATE"), which
     Cash Transaction Election Redemption Date shall be the date of the consummation of the Cash Transaction. The Cash Transaction Redemption
     Notice shall indicate the anticipated Cash Transaction Election Redemption
     Date and such notice shall be irrevocable. If the Company has exercised its right of Cash Transaction Redemption Election then all Notes outstanding at the time of the consummation of the Cash Transaction shall be redeemed on the Cash Transaction Election Redemption Date by payment by or on behalf of the Company to each holder of Notes of the Cash Transaction Redemption
     Price for such Notes concurrent with the closing of the Cash Transaction.
     Notwithstanding anything to the contrary in this Section 5(c), but subject to Section 3(d), until the Cash Transaction Redemption Price is paid in full, the Conversion Amount subject to redemption hereunder may be converted, in whole or in part, by the Holder into Common Stock pursuant to
     Section 3. Redemptions required by this Section 5(c) shall be made in accordance with the provisions of Section 13 and shall have priority to payments to stockholders in connection with a Cash Transaction.

                                     - 9 -

          (d) INK BUSINESS SALE REDEMPTION RIGHT. Contemporaneously with the public announcement of an Ink Business Sale, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a
     "INK BUSINESS SALE NOTICE") stating (i) the effective date, or proposed effective date, as applicable, of such Ink Business Sale and (ii) the Net
     Cash Proceeds received or to be received, as applicable, from such Ink
     Business Sale. At any time during the period beginning after the Holder's receipt of a Ink Business Sale Notice and ending on the date that is [ten
     (10)] Business Days after the receipt of such notice, the Holder may require the Company to redeem all or any portion of this Note up to an amount equal to the Holder's Pro Rata Amount of the Net Cash Proceeds of
     such Ink Business Sale by delivering written notice thereof ("INK BUSINESS
     SALE REDEMPTION NOTICE") to the Company, which Ink Business Sale Redemption
     Notice shall indicate the Conversion Amount the Holder is electing to redeem (the "INK BUSINESS SALE REDEMPTION AMOUNT"). The portion of this
     Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price equal to the product of (i) the Ink Business Sale
     Redemption Amount and (ii) the applicable Company Redemption Premium (the
     "INK BUSINESS SALE REDEMPTION PRICE"). Notwithstanding anything to the contrary in this Section 5(d), but subject to Section 3(d), until the Ink
     Business Sale Redemption Price is paid in full, the Ink Business Sale
     Redemption Amount may be converted, in whole or in part, by the Holder into
     Common Stock pursuant to Section 3. Redemptions required by this Section
     5(d) shall be made in accordance with the provisions of Section 13 and shall have priority to any payments to shareholders in connection with an
     Ink Business Sale. In the event that following any Ink Business Sale
     Redemption Date, the Company or any Subsidiary receives additional Net Cash
     Proceeds (such as deferred compensation) relating to an Ink Business Sale, the Company shall provide an Ink Business Sale Notice to the Holder in accordance with this Section 5(d) describing the nature and amount of such additional Net Cash Proceeds and the Holder shall have the right to require the Company to redeem all or any portion of this Note pursuant to this
     Section 5(d).

     (6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

          (a) PURCHASE RIGHTS. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the
     Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without taking into account any limitations or restrictions on the convertibility of this Note) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

                                     - 10 -

          (b) OTHER CORPORATE EVENTS. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental
     Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a "CORPORATE EVENT"), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Note, (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by the Holder upon the consummation of such Corporate Event
     (without taking into account any limitations or restrictions on the convertibility of this Note) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive
     Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Note.

     (7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

          (a) ADJUSTMENT OF CONVERSION PRICE UPON ISSUANCE OF COMMON STOCK. If
     and whenever on or after the Subscription Date until this Note is fully converted or paid in full, the Company issues or sells, or in accordance with this Section 7(a) is deemed to have issued or sold, any shares of
     Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of
     Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Security and excluding a deemed issuance or sale in a transaction for which appropriate adjustments are made under
     Sections 6(a) or 7(b)) for a consideration per share (the "NEW ISSUANCE
     PRICE") less than a price (the "APPLICABLE PRICE") equal to the Conversion
     Price in effect immediately prior to such issue or sale (the foregoing a
     "DILUTIVE ISSUANCE"), then immediately after such Dilutive Issuance, the
     Conversion Price then in effect shall be reduced to an amount equal to the
     New Issuance Price. For purposes of determining the adjusted Conversion
     Price under this Section 7(a), the following shall be applicable:

               (i) ISSUANCE OF OPTIONS. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable
          Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share.
          For purposes of this Section 7(a)(i), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion or exchange or exercise of any
          Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any)
          received or receivable by the Company with respect to any one share of
          Common Stock upon granting or sale of the Option, upon exercise of the
          Option and upon conversion or exchange or exercise of any Convertible
          Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common
          Stock upon conversion or exchange or exercise of such Convertible
          Securities.

                                     - 11 -

               (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Company in any
          manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise thereof is less than the Applicable
          Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 7(a)(ii), the "price per share for which one share of Common Stock is issuable upon such conversion or exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the
          Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion or exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such share of Common Stock upon conversion or exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 7(a), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii) CHANGE IN OPTION PRICE OR RATE OF CONVERSION. If the
          purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any
          Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the
          Conversion Price which would have been in effect at such time had such
          Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 7(a)(iii), if the terms of any Option or
          Convertible Security that was outstanding as of the Initial Closing
          Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common
          Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

                                     - 12 -

               (iv) CALCULATION OF CONSIDERATION RECEIVED. In case any Option is issued in connection with the issue or sale of other securities of the
          Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration of $.01. If any Common Stock, Options or Convertible
          Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock,
          Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such securities on the date of receipt or the date the agreement for such sale was executed, whichever is greater. If any Common Stock, Options or Convertible Securities are
          issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible
          Securities, as the case may be. The fair value of any consideration other than cash or securities will be determined jointly by the
          Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "VALUATION EVENT"), the fair value of such consideration will be determined within five (5) Business Days after the tenth day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required
          Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

               (v) RECORD DATE. If the Company takes a record of the holders of
          Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or in
          Convertible Securities or (B) to subscribe for or purchase Common
          Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may
          be.

               (vi) VOLUNTARY ADJUSTMENT BY COMPANY. The Company may at any time during the term of this Note reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the
          Board of Directors of the Company.

          (b) ADJUSTMENT OF CONVERSION PRICE UPON SUBDIVISION OR COMBINATION OF
     COMMON STOCK. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion
     Price in effect immediately prior to such combination will be proportionately increased.

          (c) OTHER EVENTS. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the
     Holder under this Note; provided that no such adjustment will increase the
     Conversion Price as otherwise determined pursuant to this Section 7.

                                     - 13 -

     (8) COMPANY'S RIGHT OF COMPANY OPTIONAL REDEMPTION.

          (a) GENERAL. At any time and from time to time hereunder, the Company shall have the right to redeem all or any portion of the Principal amount then remaining under this Note (the "COMPANY OPTIONAL REDEMPTION AMOUNT")
     as designated in the Company Optional Redemption Notice as of the Company
     Optional Redemption Date (each as defined below) (a "COMPANY OPTIONAL
     REDEMPTION"). The portion of this Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company in cash at a price equal to the sum of (i) the product of (A) the Principal amount being redeemed and (B) the applicable Company Redemption Premium, (ii) an amount equal to the applicable Pro Rata Amount that is released from the Cash Collateral
     Account for the Holder in connection with such redemption, (iii) to the extent in excess of such Pro Rata Amount, the amount of any accrued but unpaid Interest on such Principal amount being redeemed through the Company
     Optional Redemption Date plus (iv) accrued and unpaid Late Charges, if any, with respect to such Principal amount and Interest through the Company
     Optional Redemption Date (the "COMPANY OPTIONAL REDEMPTION PRICE"). The
     Company may exercise its right to require redemption under this Section 8 by delivering a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes (the "COMPANY
     OPTIONAL REDEMPTION NOTICE" and the date all of the holders received such notice is referred to as the "COMPANY OPTIONAL REDEMPTION NOTICE DATE").
     Each Company Optional Redemption Notice shall be irrevocable. The Company
     Optional Redemption Notice shall state (1) the date on which the Company
     Optional Redemption shall occur (the "COMPANY OPTIONAL REDEMPTION DATE")
     which date shall be not less than five (5) Business Days following the
     Company Optional Redemption Notice Date, (2) the aggregate Principal amount of the Notes which the Company has elected to be subject to Company
     Optional Redemption from all of the holders of the Notes pursuant to this
     Section 8(a) (and analogous provisions under the Other Notes) on the
     Company Optional Redemption Date and (3) the number of shares of Common
     Stock into which the Series B Warrants shall become exercisable on the
     Company Optional Redemption Date and the Exercise Price thereof.
     Notwithstanding anything to the contrary in this Section 8, until the
     Company Optional Redemption Price is paid, in full, the Company Optional
     Redemption Amount may be converted, in whole or in part, by the Holders into shares of Common Stock pursuant to Section 3. All Conversion Amounts converted by the Holder after the Company Optional Redemption Notice Date shall reduce the Company Optional Redemption Amount of this Note required to be redeemed on the Company Optional Redemption Date. Redemptions made pursuant to this Section 8 shall be made in accordance with Section 13.

          (b) PRO RATA REDEMPTION REQUIREMENT. If the Company elects to cause a
     Company Optional Redemption pursuant to Section 8(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects to cause a Company Optional
     Redemption pursuant to Section 8(a) (or similar provisions under the Other
     Notes) with respect to less than all of the Principal amounts of the Notes then outstanding, then the Company shall require redemption of a Principal amount from each of the holders of the Notes equal to the product of (i)
     the aggregate Principal amount of Notes which the Company has elected to cause to be redeemed pursuant to Section 8(a), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate Original
     Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal
     Amount of the Notes purchased by all holders holding outstanding Notes
     (such fraction with respect to each holder is referred to as its
     "REDEMPTION ALLOCATION PERCENTAGE", and such amount with respect to each holder is referred to as its "PRO RATA REDEMPTION AMOUNT"); provided, however that in the event that any holder's Pro Rata Redemption Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Redemption Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Redemption Allocation Percentage and Pro Rata
     Redemption Amount.

                                     - 14 -

     (9) COMPANY'S RIGHT OF MANDATORY CONVERSION.

          (a) MANDATORY CONVERSION. If at any time from and after the six (6)
     month anniversary of the Issuance Date (the "MANDATORY CONVERSION
     ELIGIBILITY DATE"), (i) the Weighted Average Price of the Common Stock
     exceeds for each of any twenty (20) out of thirty (30) consecutive Trading
     Days following the Mandatory Conversion Eligibility Date (the "MANDATORY
     CONVERSION MEASURING PERIOD") $1.20 (as adjusted for any stock dividend, stock split, stock combination or other similar transaction) and (ii) the
     Equity Conditions shall have been satisfied or waived in writing by the
     Holder as of both the Mandatory Conversion Notice Date and the Mandatory
     Conversion Date (each, as defined below), the Company shall have the right to require the Holder to convert all, or any portion, of the Conversion
     Amount then remaining under this Note as designated in the Mandatory
     Conversion Notice into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion
     Rate as of the Mandatory Conversion Date (as defined below) (a "MANDATORY
     CONVERSION"). The Company may exercise its right to require conversion under this Section 9(a) by delivering within not more than two (2) Trading
     Days following the end of any such Mandatory Conversion Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Notes and the Transfer Agent (the
     "MANDATORY CONVERSION NOTICE" and the date all of the holders received such notice is referred to as the "MANDATORY CONVERSION NOTICE DATE"). The
     Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion
     Notice shall state (i) the Trading Day selected for the Mandatory
     Conversion in accordance with Section 9(a), which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the Mandatory Conversion Notice Date (the "MANDATORY CONVERSION
     DATE"), (ii) the aggregate Conversion Amount of the Notes subject to mandatory conversion from all of the holders of the Notes pursuant to this
     Section 9 (and analogous provisions under the Other Notes), (iii) the number of shares of Common Stock to be issued to such Holder on the
     Mandatory Conversion Date and (iv) an amount equal to the applicable Pro
     Rata Amount that is released from the Cash Collateral Account for the
     Holder in connection with such conversion. All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the
     Conversion Amount of this Note required to be converted on the Mandatory
     Conversion Date. The mechanics of conversion set forth in Section 3(c)
     shall apply to any Mandatory Conversion as if the Company and the Transfer
     Agent had received from the Holder on the Mandatory Conversion Date a
     Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

                                     - 15 -

          (b) PRO RATA CONVERSION REQUIREMENT. If the Company elects to cause a conversion of any Conversion Amount of this Note pursuant to Section 9(a), then it must simultaneously take the same action in the same proportion with respect to the Other Notes. If the Company elects a Mandatory
     Conversion of this Note pursuant to Section 9(a) (or similar provisions under the Other Notes) with respect to less than all of the Conversion
     Amounts of the Notes then outstanding, then the Company shall require conversion of a Conversion Amount from each of the holders of the Notes equal to the product of (I) the aggregate Conversion Amount of Notes which the Company has elected to cause to be converted pursuant to Section 9(a), multiplied by (II) the fraction, the numerator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by such holder of outstanding Notes and the denominator of which is the sum of the aggregate Original Principal Amount of the Notes purchased by all holders holding outstanding Notes (such fraction with respect to each holder is referred to as its "CONVERSION ALLOCATION PERCENTAGE," and such amount with respect to each holder is referred to as its "PRO RATA CONVERSION AMOUNT");
     provided, however, that in the event that any holder's Pro Rata Conversion
     Amount exceeds the outstanding Principal amount of such holder's Note, then such excess Pro Rata Conversion Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Conversion Allocation Percentage and the Pro Rata
     Conversion Amount.

     (10) HOLDER'S RIGHT OF MANDATORY REDEMPTION. At any time from and after
September 30, 2009, the Holder shall have the right, in its sole discretion to require that the Company redeem all or any portion of the Conversion Amount then remaining under this Note (a "HOLDER MANDATORY REDEMPTION") by delivering written notice thereof (a "HOLDER MANDATORY REDEMPTION NOTICE" and, collectively with the Event of Default Redemption Notice, the Change of Control Redemption
Notice, the Cash Transaction Redemption Notice, the Ink Business Sale Redemption
Notice and the Company Optional Redemption Notice, the "REDEMPTION NOTICES" and
each a "REDEMPTION NOTICE") to the Company. The Holder Mandatory Redemption
Notice shall indicate the Conversion Amount the Holder is electing to have redeemed (the "HOLDER MANDATORY REDEMPTION AMOUNT") on the Holder Mandatory
Redemption Date (as defined in Section 13). The portion of this Note subject to redemption pursuant to this Section 10 shall be redeemed by the Company in cash at a price equal to the Conversion Amount being redeemed (the "HOLDER MANDATORY
REDEMPTION PRICE" and, collectively with the Event of Default Redemption Price, the Change of Control Redemption Price, the Cash Transaction Redemption Price,
the Ink Business Sale Redemption Price and the Company Optional Redemption
Price, the "REDEMPTION PRICES" and, each a "REDEMPTION PRICE"). Redemptions required by this Section 10 shall be made in accordance with the provisions of
Section 13. Notwithstanding anything to the contrary in this Section 10, but subject to Section 3(d), until the Holder receives the Holder Mandatory
Redemption Price the Holder Mandatory Redemption Amount may be converted, in whole or in part, by the Holder into Common Stock pursuant to Section 3, and any such conversion shall reduce the Holder Mandatory Redemption Amount in the manner set forth by the Holder in the applicable Conversion Notice.

                                     - 16 -

     (11) NONCIRCUMVENTION. The Company hereby covenants and agrees that the
Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note.

     (12) RESERVATION OF AUTHORIZED SHARES.

          (a) RESERVATION. The Company initially shall reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for each of the Notes equal to 130% of the Conversion Rate with respect to the
     Conversion Amount of each such Note as of the Issuance Date. So long as any of the Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common
     Stock, solely for the purpose of effecting the conversion of the Notes,
     130% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all of the Notes then outstanding
     (without regard to any limitations on conversions) (the "REQUIRED RESERVE
     AMOUNT"). The number of shares of Common Stock reserved for conversions of the Notes shall be allocated pro rata among the remaining holders of the
     Notes based on the principal amount of the Notes held by each holder at the
     Closing (as defined in the Securities Purchase Agreement) (the "AUTHORIZED
     SHARE ALLOCATION"). In the event that a holder shall sell or otherwise transfer any of such holder's Notes, each transferee shall be allocated a pro rata portion of such holder's Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Notes shall be allocated to the remaining holders of Notes, pro rata based on the principal amount of the Notes then held by such holders.

          (b) INSUFFICIENT AUTHORIZED SHARES. If at any time while any of the
     Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of shares of Common Stock equal to the Required Reserve Amount (an "AUTHORIZED
     SHARE FAILURE"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve
     Amount for the Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than ninety (90) days after the occurrence of such Authorized Share Failure, the
     Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its best efforts to solicit its shareholders'
     approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal.

                                     - 17 -

     (13) HOLDER'S REDEMPTIONS.

          (a) MECHANICS. The Company shall deliver the applicable Event of
     Default Redemption Price to the Holder within five (5) Business Days after the Company's receipt of the Holder's Event of Default Redemption Notice.
     If the Holder has timely submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable
     Change of Control Redemption Price to the Holder concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within ten (10) Business
     Days after the Company's receipt of such notice otherwise. The Company shall deliver the applicable Cash Transaction Redemption Price on the applicable Cash Transaction Election Redemption Date. If the Holder submits an Ink Business Sale Redemption Notice the Company shall deliver the applicable Ink Business Sale Redemption Price to the Holder concurrently with the consummation of such Ink Business Sale if such notice is received prior to the consummation of such Ink Business Sale and within ten (10)
     Business Days after the Company's receipt of such notice otherwise. The
     Company shall deliver the applicable Company Optional Redemption Price on the applicable Company Optional Redemption Date. The Company shall deliver the applicable Holder Mandatory Redemption Price to the Holder within ten
     (10) Business Days (the "HOLDER MANDATORY REDEMPTION DATE") after the
     Company's receipt of the applicable Holder Mandatory Redemption Notice. In the event of a redemption of less than all of the Conversion Amount of this
     Note, the Company shall promptly cause to be issued and delivered to the
     Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal which has not been redeemed. In the event that the
     Company does not pay the Redemption Price to the Holder within the time period required, at any time thereafter and until the Company pays such unpaid Redemption Price in full, the Holder shall have the option, in lieu of redemption, to require the Company to promptly return to the Holder all or any portion of this Note representing the Conversion Amount that was submitted for redemption and for which the applicable Redemption Price
     (together with any Late Charges thereon) has not been paid. Upon the
     Company's receipt of such notice, (x) the Redemption Notice shall be null and void with respect to such Conversion Amount, (y) the Company shall immediately return this Note, or issue a new Note (in accordance with
     Section 20(d)) to the Holder representing such Conversion Amount and (z)
     the Conversion Price of this Note or such new Notes shall be adjusted to the Conversion Price as in effect on the date on which the Redemption
     Notice is voided. The Holder's delivery of a notice voiding a Redemption
     Notice and exercise of its rights following such notice shall not affect the Company's obligations to make any payments of Late Charges which have accrued prior to the date of such notice with respect to the Conversion
     Amount subject to such notice.

          (b) REDEMPTION BY OTHER HOLDERS. Upon the Company's receipt of notice from any of the holders of the Other Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b), Section 5(b), Section 5(d) or
     Section 10 (each, an "OTHER REDEMPTION Notice"), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption
     Notices, during the period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's
     Redemption Notice and ending on and including the date which is three (3)
     Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption
     Notices received during such seven (7) Business Day period, then the
     Company shall redeem a pro rata amount from each holder of the Notes
     (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption
     Notices received by the Company during such seven (7) Business Day period.

                                     - 18 -

     (14) SECURITY. This Note and the Other Notes are secured to the extent and in the manner set forth in the Security Documents (as defined in the Securities
Purchase Agreement).

     (15) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except as required by law, including but not limited to the General
Corporate Law of the State of Delaware, and as expressly provided in this Note.

     (16) COVENANTS.

          (a) RANK. All payments due under this Note shall rank PARI PASSU with all Other Notes and the September 2005 Notes and no other Indebtedness of the Company or its Subsidiaries shall be senior to any such payments due under this Note.

          (b) INCURRENCE OF INDEBTEDNESS. So long as this Note is outstanding, the Company shall not, and the Company shall not permit any of its
     Subsidiaries to, directly or indirectly, incur or guarantee, assume or suffer to exist any Indebtedness, other than (i) the Indebtedness evidenced by this Note and the Other Notes and (ii) other Permitted Indebtedness.

          (c) EXISTENCE OF LIENS. So long as this Note is outstanding, the
     Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the
     Company or any of its Subsidiaries (collectively, "LIENS") other than
     Permitted Liens.

          (d) RESTRICTED PAYMENTS. The Company shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Permitted Indebtedness (other than the Notes), whether by way of payment in respect of principal of (or premium, if any)
     or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

          (e) RESTRICTION ON REDEMPTION AND CASH DIVIDENDS. Until all of the
     Notes have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company shall not, directly or indirectly, redeem, repurchase or declare or pay any cash dividend or distribution (for these purposes, cashless exercise of an option or warrant shall not be deemed a redemption) on its capital stock without the prior express written consent of the Required Holders.

     (17) PARTICIPATION. The Holder, as the holder of this Note, shall be entitled to such dividends paid and distributions made to the holders of Common
Stock to the same extent as if the Holder had converted this Note into Common
Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                                     - 19 -

     (18) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders shall be required for any change or amendment to this
Note or the Other Notes.

     (19) TRANSFER. This Note may be offered, sold, assigned or transferred by the Holder without the consent of the Company, subject only to the provisions of
Section 2(f) of the Securities Purchase Agreement.

     (20) REISSUANCE OF THIS NOTE.

          (a) TRANSFER. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 20(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Note (in accordance with Section 20(d)) to the Holder representing the outstanding
     Principal not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of
     Section 3(c)(iii) and this Section 20(a), following conversion or redemption of any portion of this Note, the outstanding Principal represented by this Note may be less than the Principal stated on the face of this Note.

          (b) LOST, STOLEN OR MUTILATED NOTE. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the
     Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the
     Holder a new Note (in accordance with Section 20(d)) representing the outstanding Principal.

          (c) NOTE EXCHANGEABLE FOR DIFFERENT DENOMINATIONS. This Note is
     exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section
     20(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Note, and each such new Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

          (d) ISSUANCE OF NEW NOTES. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the Principal remaining outstanding (or in the case of a new Note being issued pursuant to Section 20(a) or Section 20(c), the
     Principal designated by the Holder which, when added to the principal represented by the other new Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, and (v) shall represent accrued Interest and Late
     Charges on the Principal and Interest of this Note, from the Issuance Date.

                                     - 20 -

     (21) REMEDIES, CHARACTERIZATIONS, OTHER OBLIGATIONS, BREACHES AND
INJUNCTIVE RELIEF. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and the other
Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the
Holder's right to pursue actual and consequential damages for any failure by the
Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company
(or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     (22) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

     (23) CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and all the Purchasers (as defined in the Securities
Purchase Agreement) and shall not be construed against any person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.

     (24) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

     (25) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price
or the arithmetic calculation of the applicable Conversion Rate or a Redemption
Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within five (5) Business Days of receipt of the
Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are
unable to agree upon such determination or calculation within three (3) Business
Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one (1) Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing
Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or such Redemption Price to the
Company's independent, outside accountant. The Company, at the Company's expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the
Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

                                     - 21 -

     (26) NOTICES; PAYMENTS.

          (a) NOTICES. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen
     (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common
     Stock, (B) with respect to any pro rata subscription offer to holders of
     Common Stock or (C) for determining rights to vote with respect to any
     Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

          (b) PAYMENTS. Whenever any payment of cash is to be made by the
     Company to any Person pursuant to this Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such
     Person at such address as previously provided to the Company in writing
     (which address, in the case of each of the Purchasers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase
     Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Transaction
     Documents, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of fifteen percent (15%) per annum from the date such amount was due until the same is paid in full ("LATE
     CHARGE").

                                     - 22 -

     (27) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Note has been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

     (28) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Securities Purchase Agreement.

     (29) GOVERNING LAW. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the
State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions)
that would cause the application of the laws of any jurisdictions other than the
State of New York.

     (30) CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:

          (a) "AMENDMENT, EXCHANGE AND PURCHASE AGREEMENTS" mean those certain
     Amendment, Exchange and Purchase Agreements, dated as of April 8, 2008, by and between each of the Buyers (as defined in the Securities Purchase
     Agreement) and the Company (individually, with respect to any Buyer, the
     "AMENDMENT, EXCHANGE AND PURCHASE AGREEMENT").

          (b) "APPROVED STOCK PLAN" means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company's securities may be issued to any employee, officer, director or consultant for services provided to the Company.

          (c) "BLOOMBERG" means Bloomberg Financial Markets.

          (d) "BUSINESS DAY" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Israel are authorized or required by law to remain closed.

          (e) "CALENDAR QUARTER" means each of: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including
     September 30; and the period beginning on and including October 1 and ending on and including December 31.

          (f) "CAPITAL STOCK" means any and all shares, interests,
     participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person
     (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

                                     - 23 -

          (g) "CASH COLLATERAL ACCOUNT" shall have the meaning set forth in the
     Amendment, Exchange and Purchase Agreement.

          (h) "CASH COLLATERAL RELEASE NOTICE" shall have the meaning set forth in the Amendment, Exchange and Purchase Agreement.

          (i) "CASH TRANSACTION" means any Change of Control with a Successor
     Entity that is (i) unaffiliated with the Company at the time of the proposed Change of Control and (ii) not a Public Successor Entity, which
     Cash Transaction is consummated on an arm's length basis at a time that the
     Equity Conditions are satisfied and pursuant to which the holders of the
     Common Stock are to receive consideration consisting solely of cash.

          (j) "CHANGE OF CONTROL" means any Fundamental Transaction other than
     (i) any reorganization, recapitalization or reclassification of the Common
     Shares in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation)
     of such entity or entities, (ii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the
     Company, or (iii) an Ink Business Sale.

          (k) "CLOSING BID PRICE" and "CLOSING SALE PRICE" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by
     Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by
     Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the
     Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing
     Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the
     Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

                                     - 24 -

          (l) "COMPANY REDEMPTION PREMIUM" means (i) for a Company Optional
     Redemption or an Ink Business Sale, as applicable, consummated prior to the three (3) month anniversary of the Issuance Date, 105%, (ii) for a Company
     Optional Redemption or an Ink Business Sale, as applicable, consummated at or following the three (3) month anniversary of the Issuance Date and prior to the six (6) month anniversary of the Issuance Date, 110%, (iii) for a
     Company Optional Redemption or an Ink Business Sale, as applicable, consummated at or following the six (6) month anniversary of the Issuance
     Date and prior to the nine (9) month anniversary of the Issuance Date,
     115%, (iv) for a Company Optional Redemption or an Ink Business Sale, as
     applicable, consummated at or following the nine (9) month anniversary of the Issuance Date and prior to the one (1) year anniversary of the Issuance
     Date, 120% and (v) for a Company Optional Redemption or an Ink Business
     Sale, as applicable, consummated at the one (1) year anniversary of the
     Issuance Date or any time thereafter, 125%.

          (m) "CONVERTIBLE SECURITIES" means any stock or securities (other than
     Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

          (n) "ELIGIBLE MARKET" means The New York Stock Exchange, Inc., the
     American Stock Exchange, the Nasdaq National Market or The Nasdaq SmallCap
     Market.

          (o) "EQUITY CONDITIONS" means: (i) on each day during the Mandatory
     Conversion Measuring Period or the period thirty (30) Trading Days prior to a Cash Transaction Election Redemption Date, as the case may be, (as applicable, the "EQUITY CONDITIONS MEASURING PERIOD"), all shares of Common
     Stock issuable upon conversion of the Notes shall be eligible for sale pursuant to Rule 144 without restriction or limitation, including without the requirement to be subject to Rule 144(c)(1), and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is
     designated for quotation on the Principal Market or an Eligible Market and shall not have been suspended from trading on such exchange or market
     (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) during, the Equity Conditions Measuring
     Period the Company shall have delivered Conversion Shares upon conversion of the Notes to the holders on a timely basis as set forth in Section
     3(c)(ii) hereof (and analogous provisions under the Other Notes); (iv) any applicable shares of Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section
     3(d) hereof and the rules or regulations of the Principal Market or any applicable Eligible Market; (v) during the Equity Conditions Measuring
     Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any
     Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; (vii) the Company shall have no knowledge of any fact that would cause any shares of Common Stock issuable upon conversion of the
     Notes not to be eligible for sale pursuant to Rule 144 without restriction or limitation, including without the requirement to be subject to Rule
     144(c)(1), and without the need for registration under any applicable federal or state securities laws; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any
     Transaction Document.

                                     - 25 -

          (p) "EXCLUDED SECURITIES" means any Common Stock issued or issuable:
     (i) in connection with any Approved Stock Plan; (ii) upon conversion of the
     Notes or the September 2005 Notes and upon exercise of the Warrants issued pursuant to the Amendment, Exchange and Purchase Agreement; (iii) in
     connection with strategic alliances, acquisitions and as equity kickers in lease and financing transactions, the primary purpose of which is not to raise equity capital and in an amount not to exceed 750,000; (iv) pursuant to a bona fide firm commitment underwritten public offering with a nationally recognized underwriter which generates gross proceeds to the
     Company in excess of $17,500,000 (other than an "at-the-market offering" as defined in Rule 415(a)(4) under the 1933 Act and "equity lines"); (v) upon conversion of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; and (vi) in an amount not to exceed 250,000 shares (as adjusted for stock splits, stock dividends and similar events) in connection with issuances covered by (i) through (v)
     above.

          (q) "FUNDAMENTAL TRANSACTION" means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i)
     consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of
     Voting Stock (not including any shares of Voting Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (iv)
     consummate a stock purchase agreement or other business combination
     (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other
     Person acquires more than 50% of the outstanding shares of Voting Stock
     (not including any shares of Voting Stock held by the other Person or other
     Persons making or party to, or associated or affiliated with the other
     Persons making or party to, such stock purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common
     Stock or (B) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the
     "beneficial owner" (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of 50% of the aggregate Voting Stock of the
     Company.

          (r) "GAAP" means United States generally accepted accounting principles, consistently applied.

          (s) "HOLDER PRO RATA AMOUNT" means a fraction (i) the numerator of which is the Principal amount of this Note on the Issuance Date and (ii)
     the denominator of which is the aggregate principal amount of all Notes issued to the initial purchasers pursuant to the Securities Purchase
     Agreement on the Issuance Date.

                                     - 26 -

          (t) "INITIAL CLOSING DATE" shall have the meaning set forth in the
     Securities Purchase Agreement, which date is the date the Company initially issued Notes pursuant to the terms of the Securities Purchase Agreement.

          (u) "INK BUSINESS" means the Company's [product line consisting of customizable security inks suitable for digital and impact printing on a wide variety of surfaces or substrates, including, without limitation, holograms for line-of-sight detection].

          (v) "INK BUSINESS SALE" means any (i) assignment, conveyance, transfer or other disposition to (including by way of any assignment, license or granting of rights of such business, technologies and/or assets), or any exchange of property with, any Person, in one or more transactions (whether or not related) of any business, technologies and/or assets of the Company or any Subsidiary relating to the Ink Business or (ii) any consolidation or merger, or the sale or issuance of any Capital Stock, directly or indirectly, of any Subsidiary or Subsidiaries of the Company engaged in the
     Ink Business.

          (w) "NET CASH PROCEEDS" means with respect to any Ink Business Sale, the amount of cash received (directly or indirectly) from time to time
     (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of Company or any Subsidiary, in connection therewith after deducting therefrom only (A) reasonable expenses related thereto incurred by the Company or such Subsidiary in connection therewith, (B) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (C) net income taxes to be paid in connection with such Ink Business Sale (after taking into account any tax credits or deductions and any tax sharing arrangements).

          (x) "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          (y) "PARENT ENTITY" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or
     Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

          (z) "PERMITTED INDEBTEDNESS" means (A) the Indebtedness evidenced by this Note and the Other Notes, (B) the Indebtedness evidenced by the
     September 2005 Notes, (C) Indebtedness incurred by the Company that is made expressly subordinate in right of payment to the Indebtedness evidenced by this Note, as reflected in a written agreement acceptable to the Holder and approved by the Holder in writing, and which Indebtedness does not provide at any time for (1) the payment, prepayment, repayment, repurchase or defeasance, directly or indirectly, of any principal or premium, if any, thereon until ninety-one (91) days after the Maturity Date or later and (2)
     total interest and fees at a rate in excess of six percent (6.0%), (D)
     Indebtedness secured by Permitted Liens, (E) extensions, refinancings and renewals of any items of Permitted Indebtedness set forth in subclause (D), provided that the principal amount is not increased or the terms modified to impose more burdensome terms upon the Company or its Subsidiary, as the case may be.

                                     - 27 -

          (aa) "PERMITTED LIENS" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii)
     any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii)
     any Lien created by operation of law, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv)
     Liens (A) upon or in any personal property or equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such personal property or equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such personal property or equipment, or (B) existing on such personal property or equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such personal property or equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clauses (i) and (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the
     Indebtedness being extended, renewed or refinanced does not increase, (vi)
     leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company's business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under
     Section 4(a)(ix), (ix) Liens of the Cash Collateral Bank on the Cash
     Collateral Account, subject to the terms of the Account Control Agreement and (x) Liens, securing this Note, the Other Notes and the September 2005
     Notes.

          (bb) "PERSON" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

          (cc) "PRINCIPAL MARKET" means the OTC Bulletin Board.

          (dd) "PRO RATA AMOUNT" shall have the meaning set forth in the
     Amendment, Exchange and Purchase Agreement.

          (ee) "REDEMPTION PREMIUM" means (i) in the case of the Events of
     Default described in Section 4(a)(i) - (v) and (viii) - (xi), 125% or (ii)
     in the case of the Events of Default described in Section 4(a)(vi) - (vii),
     100%.

          (ff) "REGISTRATION RIGHTS AGREEMENT" means that certain registration rights agreement between the Company and the initial holders of the Notes relating to, among other things, the registration of the resale of the
     Common Stock issuable upon conversion of the Notes.

          (gg) "REQUIRED HOLDERS" means the holders of Notes representing at least a majority of the aggregate principal amount of the Notes then outstanding.

                                     - 28 -

          (hh) "SEC" means the United States Securities and Exchange Commission.

          (ii) "SECURITIES PURCHASE AGREEMENT" means that certain securities purchase agreement dated September 30, 2005, as amended by the Amendment,
     Exchange and Purchase Agreements dated as of the Subscription Date, by and among the Company and the initial holders of the Notes pursuant to which the Company issued the Notes, as may be further amended from time to time in accordance with its terms.

          (jj) "SEPTEMBER 2005 NOTES" means those certain amended and restated
     senior secured convertible notes issued pursuant to the Securities Purchase
     Agreement.

          (kk) "SERIES B WARRANTS" has the meaning ascribed to such term in the
     Securities Purchase Agreement, and shall include all successors thereto.

          (ll) "SUBSCRIPTION DATE" means April 8, 2008.

          (mm) "SUCCESSOR ENTITY" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the
     Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an
     Eligible Market, Successor Entity shall mean such Person's Parent Entity.

          (nn) "TRADING DAY" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded;
     provided that "Trading Day" shall not include any day on which the Common
     Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York
     Time).

          (oo) "VOTING STOCK" of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person
     (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                                     - 29 -

          (pp) "WEIGHTED AVERAGE PRICE" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal
     Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its "Volume at Price" functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01
     a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time
     (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing asked price of any of the market makers for such security as reported in the
     "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau,
     Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are
     unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 25. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

     (31) DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the
Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

                            [Signature Page Follows]

                                     - 30 -

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

                                                       INKSURE TECHNOLOGIES INC.

                                                       By: _____________________
                                                           Name:
                                                           Title:

                                    EXHIBIT I

                            INKSURE TECHNOLOGIES INC.
                                CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the "NOTE") issued to the undersigned by InkSure Technologies Inc. (the "COMPANY"). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the
Conversion Amount (as defined in the Note) of the Note indicated below into shares of Common Stock, par value $0.01 per share (the "COMMON STOCK"), as of the date specified below.

         Date of Conversion: ___________________________________________________

         Aggregate Conversion Amount to be converted: __________________________

Please confirm the following information:

         Conversion Price: _____________________________________________________

         Number of shares of Common Stock to be issued: ________________________

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

         Issue to: _____________________________________________________________

                   _____________________________________________________________

                   _____________________________________________________________

         Facsimile Number: _____________________________________________________

         Authorization: ________________________________________________________

                  By: __________________________________________________________

                      Title: ___________________________________________________

Dated: _________________________________________________________________________

         Account Number: _______________________________________________________
           (if electronic book entry transfer)

         Transaction Code Number: ______________________________________________
           (if electronic book entry transfer)

                                 ACKNOWLEDGMENT

     The Company hereby acknowledges this Conversion Notice and hereby directs
Pacific Stock Transfer Co. to issue the above indicated number of shares of
Common Stock in accordance with the Transfer Agent Instructions dated April
[__], 2008 from the Company and acknowledged and agreed to by Pacific Stock
Transfer Co.

                                                       INKSURE TECHNOLOGIES INC.

                                                       By:______________________
                                                          Name:
                                                          Title: